EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT dated as of December 18, 2002, among NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation and registered bank holding company ("NPB"); NATIONAL PENN BANK, a national banking association ("Bank"); and GLENN E. MOYER ("Executive") (NPB and Bank are sometimes referred to herein collectively as "Employer").

                                   BACKGROUND
                                   ----------

         1. Executive is presently employed by NPB as Executive Vice President and by Bank as President and Chief Operating Officer.

         2. It is the desire of the Boards of Directors of NPB and Bank that Executive continue his employment, on the terms and conditions set forth herein, in order that the experience he has gained throughout his career and the management ability he has demonstrated for NPB and Bank will continue to be available to NPB and Bank. Executive is willing to continue such employment, on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree as follows:

         1. Background. The matters set forth in the "Background" section of this Agreement are incorporated by reference herein.

         2. Term. This Agreement shall be for a term of three years, beginning on December 18, 2002 and ending on December 17, 2005, subject to the following:

                  (a) This Agreement may be terminated at any time as provided in Sections 10 through 14.

                  (b) If this Agreement is not terminated on or before December 17, 2003 or any subsequent December 17, then, on such date, the term of this Agreement shall be automatically extended by adding one year to the term then remaining. For example, if this Agreement is still in effect on December 17, 2003, then, on such date, its term shall be automatically extended so as to end on December 17, 2006. Notwithstanding the foregoing, there shall be no further extensions of the term of this Agreement beginning with the first December 18 that occurs after Executive shall have reached age 62.

         3. Position, Duties.

                  (a) During the time this Agreement is in effect, NPB will employ Executive as Executive Vice President, and Bank will employ Executive as President and Chief Operating Officer, or, in either case, in such other higher ranking executive officer positions as may from time to time be assigned to Executive by the respective Boards of Directors of NPB and Bank. Executive accepts such employment, with such powers and duties commensurate with Executive's then existing titles as an executive officer of NPB and Bank as may from time to time be determined by the respective Boards of Directors of NPB or Bank. Executive's duties shall include compliance with Employer's Code of Conduct as in effect from time to time.

                  (b) Executive's office will be located at the location of the executive offices of NPB and Bank, wherever maintained from time to time.

                  (c) During the period of Executive's employment hereunder, the Board of Directors of NPB will cause NPB, as sole shareholder of Bank, to elect and annually re-elect Executive to the Board of Directors of Bank (unless it believes such action would violate its fiduciary duties). Upon any termination of Executive's employment hereunder for any reason, including without limitation a termination without cause, Executive will concurrently resign from the Boards of Directors of NPB, Bank, and all direct or indirect subsidiaries or affiliates of NPB or Bank on which he is then serving.

                  (d) Executive will devote substantially all his time and attention to, and will use his best energies and abilities in the performance of, his duties and responsibilities as prescribed in this Section 3, and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts, or interferes with the performance of his duties hereunder in any way. Notwithstanding the foregoing, Executive may perform community service consistent with Employer policy and engage in activities on behalf of NPB or Bank or for his own account, including personal investment activities (excluding any personal investments in publicly-traded companies (other than NPB) with voting power equal to five percent or more); provided, however, that all such service or activities do not interfere with Executive's performance of his responsibilities under this Agreement.

         4. Base Compensation. Except as provided in Section 23, for all services to be rendered by Executive pursuant to Section 3, Employer will pay Executive a base salary of at least Two Hundred Eighty-Four Thousand Dollars ($284,000) per year (effective January 1, 2003). Employer shall pay such salary to Executive in approximately equal installments during each year on the customary salary payment dates of Employer, and such salary shall be subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Executive. Executive shall not be entitled to any additional compensation for service as a director or committee member of NPB, Bank or any other affiliated company. Employer will evaluate Executive's performance annually, and Executive shall be eligible for annual merit increases in base salary in the discretion of the respective Boards of Directors of NPB and Bank. Except as provided in Section 23, a base salary increase shall, when it takes effect, become the new minimum base salary required thereafter by this Section 4.

         5. Health Insurance, Benefit Plans, Stock Compensation Plans, etc.

                  (a) In addition to the compensation payable to Executive pursuant to Section 4 hereof, Executive shall be entitled during the time this Agreement is in effect to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans, or other plan or plans providing benefits applicable generally to employees of NPB or Bank which are presently in force or which may hereafter be adopted by NPB or Bank.

                  (b) Executive shall also be eligible during the time this Agreement is in effect for receipt of stock options or restricted stock commensurate with his positions with NPB and Bank, pursuant to NPB's Officers' and Key Employees' Stock Compensation Plan or any successor or additional stock option plan or stock compensation plan which may hereafter be adopted by NPB for officers and other key employees of NPB and its subsidiaries. Any discretionary terms of grants or awards to Executive (other than with respect to amount) shall be consistent with grants or awards to other senior officers generally.

         6. Bonuses. As additional compensation for services rendered hereunder, Executive shall be entitled during the time this Agreement is in effect:

                  (a) To participate as a "Type A Participant" in NPB's Executive Incentive Plan, assuming such plan remains in effect, or at an equivalent level in any successor executive bonus plan covering the officers of NPB or Bank which may be adopted by NPB or Bank; and

                  (b) To receive any discretionary bonus that may be awarded to him under the Executive Incentive Plan or such successor executive bonus plan.

Executive acknowledges that this Section 6 does not preclude NPB's or Bank's Board of Directors, as the case may be, from amending or terminating the Executive Incentive Plan or any other executive bonus plan in accordance with its terms.

         7. Other Benefits. Except as provided in Sections 14 and 23, as additional compensation for services rendered hereunder, Executive shall be entitled during the time this Agreement is in effect:

                  (a) To payment by NPB or Bank of, or reimbursement by NPB or Bank for, 100% of Executive's regular membership dues and assessments at Stonewall Links, L.P. and Bellewood Golf Club, or similar quality replacement club or clubs, and all eligible business expenses related thereto;

                  (b) To life insurance coverage and long-term disability insurance coverage at no expense to Executive, in at least such amounts and on such terms and conditions as are such insurance coverages for Executive that are in effect on the date of this Agreement;

                  (c) To the receipt of an automobile allowance, in such amount as shall be determined by Employer from time to time, in Employer's sole discretion, but in no event less than $850 per month; and

                  (d) To reasonable vacation and sick leave in accordance with Employer policy, as the same may be revised from time to time.

         8. Supplemental Retirement Benefits.

                  (a) Except as provided in Sections 9, 12, 13, 14 and 15 hereof, Employer shall make monthly payments to Executive (or to Executive's "Designated Beneficiary" (defined in Section 8(b)) as follows:

                      (1) Each such payment shall be in an amount equal to sixty-five percent (65%) of Executive's "Average Monthly Salary Base" (defined in Section 8(a)(2)), multiplied by a fraction:

                         (i) the numerator of which is the number (not in excess
of 21) of full years of Executive's employment by NPB and Bank (including Executive's employment by Elverson National Bank prior to Elverson National Bank's merger into Bank) from March 1, 1995 [the date of Executive's commencement of employment with Elverson National Bank] through the date of termination of his employment; and

                         (ii) the  denominator  of which is the  number  21 [the
number of years until Executive would reach age 65 from the date of his commencement of employment with Elverson National Bank].

                      (2)  "Average  Monthly  Salary  Base"  means  the total of
Executive's monthly Salary (defined in Section 8(a)(3)) from Employer (or Elverson National Bank, as appropriate) for the 60 months immediately preceding the month in which Executive's employment terminates divided by the number 60.

                      (3) "Salary" means Executive's base salary established pursuant to the terms of this Agreement, excluding payments for bonuses, commissions and other payments, prior to any reduction of such salary pursuant to any contribution to a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

                      (4) Such payments shall commence on the date on which payments commence to the Executive under NPB's defined benefit pension plan (the "NPB Pension Plan") or under any annuity acquired, or other plan or arrangement adopted, by NPB in substitution for benefits vested under the NPB Pension Plan. Notwithstanding the foregoing, Executive may (subject to the prior approval of NPB's Board of Directors, which approval shall not be unreasonably withheld) designate a later date as the commencement date for such payments. Any such Board-approved designation shall be set forth on a "Beneficiary Designation Form" duly completed, signed and filed as provided in Section 8(b) hereof. In such event, payments shall commence on such later-designated date. Such payments shall be made for one hundred twenty (120) consecutive months.

                      (5) If Executive chooses, in accordance with Section 8(a)(4), to designate a commencement date later than the date on which payments commence under the NPB Pension Plan, then for each full year of deferral, such payments shall be increased by an amount calculated using the interest rate for one-year U.S. treasury bills in effect at the beginning of each year, compounded annually. For example, if a payment would have been $1,000 if made without any deferral, and instead Executive elects to defer payments for two years, then, assuming a one-year treasury bill interest rate of 3.5% in effect at the beginning of the first year and a one-year treasury bill interest rate of 4% in effect at the beginning of the second year, the payment would be increased to $1,076.40 [$1,000 times 1.035 equals $1,035; $1,035 times 1.04 equals
$1,076.40].

                  (b) If  payments  shall  have  commenced  to  Executive  under
Section 8(a) and Executive shall die before receiving all the payments that he is entitled to receive, then Employer shall make the remaining payments to Executive's Designated Beneficiary. "Designated Beneficiary" means, collectively, the persons or entities (e.g., the United Way) designated by Executive as his beneficiary or beneficiaries on the "Beneficiary Designation Form" (the form of which is attached hereto as Exhibit "A") duly completed, signed and filed by Executive with NPB's Corporate Secretary. Executive may at any time, and from time to time, revoke or amend such designation by duly completing, signing and filing a new "Beneficiary Designation Form" with the Corporate
                                       5

Secretary. Should Executive die without a completed, signed "Beneficiary Designation Form" on file with the Corporate Secretary, payments will be made to Executive's heirs at law.

                  (c) (1) If Executive shall die while still employed by Employer, then, for purposes of Section 8(a), the date of death shall be deemed to be the date of Executive's termination of employment.

                      (2) If Executive shall die prior to the commencement of payments to Executive under Section 8(a), then payments to be made to Executive's Designated Beneficiary pursuant to this Section 8 shall commence on the date on which payments commence to Executive's Designated Beneficiary under the NPB Pension Plan or under any annuity acquired, or other plan or arrangement adopted, by NPB in substitution for benefits vested under the NPB Pension Plan, as soon as practicable after Executive's death, whether or not Executive had waived the survivor's benefit under the NPB Pension Plan. Notwithstanding the foregoing, if Executive shall have designated a later date as the commencement date for such payments on a "Beneficiary Designation Form" duly completed, signed and filed as provided in Section 8(b) hereof, then payments shall commence on such later date. Such payments shall be made for one hundred twenty
(120) consecutive months.

                  (d) Each payment to be made to Executive or to Executive's Designated Beneficiary under this Section 8 shall be reduced, dollar-for-dollar, by the maximum benefit payable to Executive, regardless of the form of benefit elected by Executive, pursuant to the NPB Pension Plan or any annuity acquired, or other plan or arrangement adopted, by NPB in substitution for vested pension benefits. For purposes of this Section 8, this maximum benefit shall be computed as an amount equal to the amount that would have been payable to Executive had he retired at age 65 and elected to receive a single life annuity with equal monthly installments payable to Executive for his lifetime.

                  (e) No payments to be made to Executive or to Executive's Designated Beneficiary under this Section 8 shall be deemed salary or other compensation to Executive for the purpose of computing benefits to which he may be entitled under the NPB Pension Plan or any other pension plan or other arrangement of NPB or Bank adopted for the benefit of their respective employees.

         9. Change in Control.

                  (a) If a Change in Control (defined in Section 9(b)) shall occur during the time this Agreement is in effect, then, at the option of Executive, exercisable by Executive at any time within three years after a Change in Control occurs, Executive may resign from employment (or, if involuntarily terminated from
                                       6
employment, give notice of intention to collect benefits hereunder) by delivering a notice in writing to Employer, in which case Executive shall be entitled to a lump sum cash severance payment equal to 299% of Executive's Base Amount (defined in Section 9(c)), which Employer shall pay to Executive within fifteen (15) days of Executive's termination of employment.

         Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the lump sum payment to Executive pursuant to this Section 9(a) be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                           X = (2.99A - B) x (1 + C)D.

                  For purposes of the foregoing formula:

                  A= Executive's Base Amount on the date of the Change in Control;

                  B= The present value of all other amounts which qualify as parachute payments under Code Section 280G(b)(2)(A) or (B) (without regard to the provisions of Code Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                  C= 120% times 0.5 times the lowest of the semiannual applicable federal rates (determined pursuant to Code Section 1274(d)) in effect on the date of the Change in Control; and

                  D= The number of whole semiannual periods plus any fraction of a semiannual period from the date of the Change in Control to the date of termination of the Executive's employment.

                  (b)       "Change in Control" means:

                      (1) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

                      (2) A merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

                      (3) A merger, consolidation or other reorganization of NPB, except where shareholders of NPB, immediately prior to consummation of any such transaction, continue to hold at least sixty-one percent (61%) of combined voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction and at least sixty-one percent (61%) of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

                      (4) A sale, exchange, transfer or other disposition of substantially all of the assets of Bank to another entity, except to an entity controlled, directly or indirectly, by NPB;

                      (5) A sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

                      (6) A contested proxy solicitation of the shareholders of NPB which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

                  (c) "Base Amount" means Executive's average annualized taxable compensation from Employer (or Elverson National Bank, as appropriate) for the five years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code Section 280G.

                  (d) Executive shall not be required to mitigate the amount of any payment provided for in Section 9(a) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in
Section 9(a) be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

                  (e) If, after a Change in Control:

                      (1) Executive terminates his employment in accordance with
Section 9(a) above, or

                      (2) Executive's employment is terminated without cause in accordance with Section 14,

in calculating the payments to which Executive is entitled pursuant to Section 8(a), the fraction referred to in Section 8(a)(1) shall be the greater of the fraction calculated by the terms of subsections 8(a)(1)(i) and (ii) or the fraction 15/21. Notwithstanding the immediately preceding sentence, any increase in Executive's otherwise vested supplemental retirement benefit by reason of the application of such sentence shall be limited to no more that the value determined as reasonable compensation for his agreement to refrain from performing competitive services under Section 15 if, at the time of termination of Executive's employment, such an agreement would not, in the opinion of counsel mutually acceptable to NPB and Executive (which can be NPB's outside corporate counsel), constitute a "parachute payment" under Code Section 280G. In the event that Executive elects to invoke the provisions of Section 17 following a Change in Control, appropriate adjustment shall be made, if necessary, to his supplemental retirement benefit so that the value of any increase in his vested benefit occurring by reason of the application of this Section 9(e) does not exceed an amount equal to the redetermined value of his agreement to refrain from performing competitive services. All valuations required under this Section 9(e) shall be made by a mutually agreed upon nationally or regionally recognized independent public accounting firm or other professional organization with expertise in such matters. The cost of such valuations shall be borne by NPB.

         10. Termination--Disability. Employer may terminate Executive's employment at any time if Executive shall be "disabled" for a period of 180 consecutive days. "Disability" means that, because of Executive's injury or sickness, Executive cannot perform each of the material duties of his regular occupation, as determined by Employer in good faith. In such event:

                  (a) This Agreement shall remain in effect for the remainder of its term, as then extended, and terminate at the end of such term;

                  (b) Employer shall continue to pay Executive the compensation set forth in Section 4 for the remainder of the term of this Agreement, at the times set forth in Section 4; and

                  (c) Employer shall pay to Executive the payments to which Executive is entitled pursuant to Section 8(a) at the times and in the manner set forth in Section 8(a), notwithstanding termination of this Agreement.

         11. Termination--Death. If Executive's employment is terminated because of Executive's death:

                  (a) This Agreement shall terminate at that time;

                  (b) Within 30 days of the date of death, Employer shall pay to Executive's Designated Beneficiary, in one lump sum, an amount equal to the total amount of compensation remaining to be paid to Executive pursuant to
Section 4 through what would have been the remaining term of the Agreement but for its termination under subparagraph 11(a) above or the amount payable to Executive pursuant to Section 9(a); and

                  (c) Employer shall pay to Executive's Designated Beneficiary the payments to which Executive was entitled to receive pursuant to Section 8(a) at the times set forth in Section 8(a), notwithstanding termination of this Agreement.

         12. Voluntary Termination. Executive may terminate his employment with Employer at any time. In such event:

                  (a) This Agreement shall terminate at that time; and

                  (b) Employer shall not be obligated to pay Executive any further compensation pursuant to Section 4 or otherwise, except that the following shall remain due and payable by Employer to Executive notwithstanding termination of this Agreement:

                      (1) Section 4 compensation, if any, accrued and unpaid through the date of voluntary termination;

                      (2) Section 8 supplemental retirement benefits, at the times and in the manner set forth in Section 8, but only if Executive shall have reached age 58 at or before the date of his termination of employment; and

                      (3) The amount payable to Executive pursuant to Sections 9(a) and 9(e), if any.

         13. Termination--Cause. Nothing contained in this Agreement shall be construed to prevent Employer from terminating the employment of Executive hereunder at any time for "cause".

                  (a) "Cause" means the occurrence of either of the following:

                      (1) Executive's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

                      (2) The willful failure by Executive to substantially perform his duties to Employer, other than a failure resulting from Executive's incapacity as a result of the Executive's disability, which willful failure results in demonstrable material injury and damage to Employer, and which willful failure continues uncured after thirty (30) days notice containing specific written instructions relating to the matter.

                  Notwithstanding the foregoing, Executive's Employment shall not be deemed to have been terminated for cause if such termination took place as a result of:

                      (1) Questionable judgment on the part of Executive;

                      (2) Any act or omission believed by Executive in good faith, to have been in or not opposed to the best interests of Employer; or

                      (3) Any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Bylaws of NPB or Bank or the laws of the Commonwealth of Pennsylvania, or the directors and officers' liability insurance of NPB or Bank, in each case as in effect at the time of such act or omission.

                  (b) If Employer proposes to terminate Executive's employment for cause, Employer shall give Executive written notice specifying the exact circumstances relating to cause and an opportunity for Executive to appear before a joint meeting of the Boards of Directors of NPB and the Bank, with his counsel, if he so desires.

                  (c) If Employer terminates Executive's employment for cause:

                      (1) Employer shall give Executive a written notice of termination effective on the date specified by Employer in said notice, which notice shall contain a full statement of the facts and reasons for such termination;

                      (2) This Agreement shall terminate at such time; and

                      (3) Employer shall not be obligated to pay Executive any further compensation pursuant to Sections 4, 8(a) or otherwise, except for
Section 4 compensation, if any, accrued and unpaid through the date of termination.

         14. Termination--Without Cause. Employer may terminate Executive's employment at any time without cause (defined in Section 13(a)). In such event:

                  (a) This Agreement shall remain in effect for the remainder of its term, as then extended, and terminate at the end of such term;

                  (b) Employer shall continue to pay Executive the compensation set forth in Section 4 for the remainder of the term of this Agreement, as then extended, at the times set forth in Section 4;

                  (c) Employer shall reimburse Executive for the cost of "COBRA" health care continuation coverage for the remainder of the term of this Agreement, as then extended;

                  (d) Employer shall continue to provide Executive with the following benefits for one year from the date of termination of employment:

                      (1) Payment by NPB or Bank of, or reimbursement by NPB or Bank for, 100% of Executive's regular membership dues and assessments at Stonewall Links, L.P. or similar quality replacement club;

                      (2) Life insurance coverage and long-term disability insurance coverage at no expense to Executive, in at least such amounts and on such terms and conditions as are such insurance coverages for Executive that are in effect on the date of this Agreement; and

                      (3) The receipt of an automobile allowance, in such amount as shall be determined by Employer from time to time, in Employer's sole discretion, but in no event less than $850 per month.

                  (e) Employer shall pay to Executive the payments to which Executive is entitled pursuant to Section 8(a) at the times and in the manner set forth in Section 8(a), notwithstanding termination of this Agreement; in calculating such payments, the fraction referred to in Section 8(a)(1) shall be the greater of the fraction calculated by the terms of subsections 8(a)(1)(i) and (ii) or the fraction 15/21;

                  (f) If a Change in Control (defined in Section 9(a)) shall occur prior to the end of the term of this Agreement, as then extended, Employer shall pay to Executive the payment to which Executive is entitled pursuant to Sections 9(a) and 9(e); and

                  (g) Except as described in Section 14(d), Executive shall not receive any other employee benefits, including the benefits described in Section 7 of this Agreement, or be entitled to participate in any other plan or plans providing benefits generally to employees of Employer which are presently in effect or which may hereafter be adopted by Employer, for the remainder of the term of this Agreement, as then extended.

         15. Non-Competition. Executive acknowledges that NPB is a registered bank holding company engaged principally in the commercial and retail banking business through its ownership, support, operation and management of its banking subsidiaries which, as of the date hereof, are Bank and Panasia Bank, N.A. ("Panasia"). During the time this Agreement is in effect, and if Executive shall voluntarily terminate his employment pursuant to Section 12 hereof, for the remainder of the term of this Agreement in effect immediately prior to such termination, Executive shall not, directly or indirectly, acting alone or in conjunction with others:

                  (a) Engage as a director, officer, employee, partner, shareholder, consultant, agent or in any other capacity, in the commercial or retail banking business in competition with NPB, Bank, Panasia, or any other future NPB banking subsidiary, in any location within the Commonwealth of Pennsylvania that is:

                      (1) During such time as the executive offices of NPB and Bank are located in Boyertown, Berks County, Pennsylvania----Within fifty (50) miles of Boyertown, Berks County, Pennsylvania;

                      (2) If the executive offices of NPB and Bank are moved from Boyertown, Berks County, Pennsylvania to a new location, and if Executive is employed by Employer on the date of such move, then during such time as the executive offices of NPB and Bank are located at such new location (but not beyond the time period provided in the first paragraph of this Section
15)----Within fifty (50) miles of the new location of the executive offices of NPB and Bank, wherever that may be;

                      (3) If the executive offices of NPB and Bank are moved from a successor-to-Boyertown location to a new location, and if Executive is employed by Employer on the date of such move, then during such time as the executive offices of NPB and Bank are located at such new location (but not beyond the time period provided in the first paragraph of this Section
15)----Within fifty (50) miles of the new location of the executive offices of NPB and Bank, wherever that may be; it being understood that Section 15(a)(3) shall apply to any further relocation or relocations that may occur within the time period provided in the first paragraph of this Section 15; and it being further understood that the geographic limitation relating to the Commonwealth of Pennsylvania set forth in this Section 15(a) shall not apply if the executive offices of NPB and Bank are ever relocated outside of the Commonwealth of Pennsylvania;

                  (b) Request any customers of NPB, Bank, Panasia, or any other future NPB banking subsidiary, to curtail or cancel their business with NPB, Bank, Panasia, or any other future NPB banking subsidiary, excluding himself and any customer who is a relative of Executive; or

                  (c) Induce, or attempt to influence, any employee of NPB, Bank, Panasia, or any other future NPB banking subsidiary to terminate employment with NPB, Bank, Panasia, or any other future NPB banking subsidiary, or to enter into any employment or other business relationship with any other person (including Executive), firm or corporation.

         Executive recognizes that immediate and irreparable damage will result to Employer if Executive breaches any of the terms and conditions of this
Section 15 and, accordingly, Executive hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Employer may seek. Executive represents and warrants to Employer that his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section 15, and the enforcement hereof by injunction or otherwise will not prevent him from earning a livelihood.

         Notwithstanding anything in this Agreement to the contrary, if Executive files a lawsuit challenging any provision of this Section 15, Executive shall forfeit any and all rights to receive any further compensation pursuant to Section 8(a) of this Agreement.

         16. Non-Disclosure. During the time this Agreement is in effect and thereafter for a period of three (3) years, Executive shall not, directly or indirectly, acting alone or in conjunction with others, disclose to any person, firm or corporation any of the following information: any trade secret, any details of organization or business affairs, any names of past or present customers, consumers or employees, or any other proprietary data or confidential information, of NPB, Bank, Panasia or of any of NPB's other direct or indirect, present or future, subsidiaries or affiliates; provided, however, that disclosure of such information within the scope of Executive's employment, disclosure of such information as is required by law, and disclosure of such information already in the public domain through no fault of Executive, shall not be prohibited by this Section 16.

         Employer may enforce the provisions of this Section 16 by suit for damages, injunction, or both. Executive agrees that Employer would be irreparably injured by the breach of any provision of this Section 16, and money damages alone would not be an appropriate measure of the harm to Employer from such continuing breach. Therefore, equitable relief, including specific performance of the provisions of this Section 16 by injunction, would be an appropriate remedy for the breach of these provisions.

         17. Release of Non-Competition Covenant. Notwithstanding Section 15 of this Agreement, if Employer terminates Executive's employment without cause pursuant to Section 14 of this Agreement, Executive may, at his option, at any time prior to termination of this Agreement pursuant to Section 14(a), elect to accept a position with another firm otherwise prohibited by Section 15(a) of this Agreement, in which case:

                  (a) Executive shall concurrently give Employer written notice of such election;

                  (b) This Agreement shall terminate immediately, including without limitation Section 15 hereof;

                  (c) Employer shall immediately cease making any payments pursuant to Sections 14(b) and 14(c) of this Agreement; and

                  (d)  All  other   provisions   of  Section  14  shall   remain
unaffected.

         18. No Disparagement. During the time this Agreement is in effect and thereafter indefinitely, Executive shall not, directly or indirectly, acting alone or in conjunction with others, disparage or criticize NPB, Bank, Panasia, or any other future NPB banking subsidiary, or any of their respective present or future directors, officers, employees, agents or attorneys (collectively, the "NPB Parties"), and the NPB Parties shall not, directly or indirectly, acting alone or in conjunction with others, disparage or criticize Executive.

         19. Binding Effect, Assignment.

                  (a) This Agreement shall be binding upon and inure to the benefit of NPB and Bank, and it shall be assignable to any corporation, bank or other entity which may acquire NPB's or Bank's business or all or substantially all of the assets of NPB or Bank, or with or into which NPB or Bank may be merged or consolidated, as provided in Section 19(b).

                  (b) Each of NPB and Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of NPB or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that NPB or Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement, in which case a "Change in Control" (as defined in Section 9(b)) shall be deemed to have occurred and Executive shall have the immediate right to take the actions and receive the payments provided in Sections 8 and 9 hereof. As used in this Agreement, "NPB" and "Bank" shall mean NPB and Bank as previously defined and any successor to the business and/or assets of NPB or Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (c) This Agreement shall be binding upon and inure to the benefit of Executive, his personal and legal representatives, heirs, distributees, devisees and assigns. Notwithstanding the foregoing, the obligations and duties of Executive hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

         20. Exclusive Benefit. Neither Executive, his spouse nor any other Designated Beneficiary shall have the right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payment and the right thereto are expressly declared to be non-assignable and non-transferable. If there is any attempted assignment or transfer, neither NPB nor Bank shall have any further liability hereunder. The interest of any beneficiary in any benefits hereunder shall not be subject to attachment, execution or sequestration for any debts, contracts, obligations or liabilities of any beneficiary and shall not be subject to pledge, assignment, conveyance or attachment.

         21. Unsecured General Creditor. If NPB or Bank shall acquire an insurance policy or any other asset in connection with its liabilities hereunder, neither Executive, his spouse nor any other Designated Beneficiary shall have any right with respect to, or claimed against, such policy or other asset. Executive shall remain at all times an unsecured general creditor with respect to any amount payable hereunder.

         22. Legal Fees and Expenses. Employer shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel and expenses included in connection with an arbitration or in other litigation or appeal) incurred by the Executive as a result of his seeking to obtain or enforce any right or benefit provided by any provision of this Agreement, but only if Executive's efforts in seeking to obtain or enforce any such right or benefit are successful, and in the case of any provision of this Agreement other than Section 9, not to exceed $10,000 in the aggregate in any calendar year.

         23. Exception for Across-the-Board Actions. If, during the term of this Agreement, the Boards of Directors of NPB and NPBank shall determine, acting in good faith and with a reasonable basis, that it is in the best interests of NPB, NPBank and NPB's shareholders to implement one or more broad, across-the-board cost-cutting measures for all members of senior management, then, notwithstanding Sections 4 and 7, Executive's base compensation and other benefits may be reduced in accordance with such cost-cutting measures in a manner consistent with any such reductions in base compensation and/or other benefits for other senior officers generally.

         24. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally or two business days after mailing if mailed by prepaid, registered or certified mail, return receipt requested, addressed as follows:

         If to NPB, to:

                  Wayne R. Weidner
                  Chairman, President and Chief Executive Officer
                  National Penn Bancshares, Inc.
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512

         If to Bank, to:

                  Wayne R. Weidner
                  Chairman and Chief Executive Officer
                  National Penn Bank
                  Reading and Philadelphia Avenues
                  Boyertown, PA  19512

         If to Executive, to:

                  Glenn E. Moyer
                  331 Limekiln Road
                  Reading, PA  19606

or to such other address as may have been previously furnished by the party to the other by notice given in the manner provided herein.

         25. Entire Agreement. This Agreement is intended by the parties to constitute and does constitute the entire agreement between NPB, Bank and Executive with respect to the employment of Executive by NPB and Bank. This Agreement supersedes any and all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written.

         26. Amendment. This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by Executive, an authorized officer of NPB or an authorized officer of Bank, as the case may be, against whom or which enforcement of the amendment, modification, waiver, discharge or termination is sought.

         27. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

         28. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Without limiting the generality of the foregoing, if a court of competent jurisdiction shall determine that the time or geography provisions of Section 15 are not reasonable, then such provision(s) shall be reformed to reflect such period of time or geographical areas as the court shall determine to be reasonable and enforceable.

         29. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         30. Joint and Several Obligations. All obligations of NPB and Bank herein shall be joint and several obligations.

         31. Survival. Notwithstanding any termination of this Agreement, the provisions of Sections 8, 9, 10, 11, 12, 14, 15, 16, 18 and 22 shall, except as otherwise expressly provided herein, survive such termination and remain in full force and effect.

         32. Termination of Executive Agreement. Effective concurrently with the execution and delivery of this Agreement, the Executive Agreement dated January 4, 1999 among NPB, Bank and Executive is terminated and of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                  NATIONAL PENN BANCSHARES, INC.


                                                By: /s/ Wayne R. Weidner
                                                        ------------------------
                                                   Name: Wayne R. Weidner
                                                   Title: Chairman CEO President

                                                  NATIONAL PENN BANK


                                                By:/s/ Wayne R. Weidner
                                                       -------------------------
                                                   Name: Wayne R. Weidner
                                                   Title: Chairman/ CEO

Witness: /s/ Sandra L. Spayd                     /s/ Glenn E. Moyer
            --------------------                     ---------------------------
                                                         Glenn E. Moyer

                                                                     EXHIBIT "A"
                                                                     -----------
                          BENEFICIARY DESIGNATION FORM
                          ----------------------------

         I hereby designate the following person(s) and/or entity(ies) as my "Designated Beneficiary" (as defined in Section 8 of that certain Employment Agreement dated as of December 18, 2002, among National Penn Bancshares, Inc., National Penn Bank and Glenn E. Moyer (the "Agreement")):

         Name, Address and Social
         Security No. (or Tax I.D. No.)               Percent Interest
         ------------------------------               ----------------
_____________________________                           ____________
_____________________________
_____________________________

_____________________________                           ____________
_____________________________
_____________________________

_____________________________                           ____________
_____________________________
_____________________________

_____________________________                           ____________
_____________________________
_____________________________


         [ ] I hereby elect for payments to commence under Section 8 later than the date on which payments shall commence under the NPB Pension Plan (as defined in Section 8(a)(4) of the Agreement) or under any annuity acquired, or other plan or arrangement adopted, by NPB in substitution for benefits vested under the NPB Pension Plan, to wit: _____________________________. Note: This election is subject to the prior approval of NPB's Board of Directors (not to be unreasonably withheld).

         [ ] I do not elect for later payments.


--------------------------      -----------------------------------
       Date                          Glenn E. Moyer
--------------------------------------------------------------------------------
TO BE COMPLETED BY CORPORATE SECRETARY'S OFFICE ONLY

--------------------------      -----------------------------------
Date filed with Corporate            Authorized Signature
Secretary's Office